As filed with the Securities and Exchange Commission on February 3, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RANGER ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900	81-5449572
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Stuart N. Bodden
President and Chief Executive Officer
10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan B. Newton Heath C. Trisdale King & Spalding LLP 1100 Louisiana, Suite 4100 Houston, TX 77002 (713) 751-3200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated February 3, 2026
PROSPECTUS

1,998,401 Shares of Class A Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholder identified in this prospectus of up to 1,998,401 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of Ranger Energy Services, Inc. (“Ranger,” the “Company,” “we,” or “us”). We are not selling any shares of Class A Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of Class A Common Stock by the selling stockholder. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder.
The selling stockholder may, from time to time, sell, transfer, or otherwise dispose of any or all of its securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions other than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholder may sell or otherwise dispose of its securities hereunder. The selling stockholder may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “RNGR” On February 2, 2026, the last reported sale price of our Class A Common Stock on the NYSE was $15.90 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may sell securities from time to time and in one or more offerings as described in this prospectus. We may authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the selling stockholder have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Except as otherwise indicated or required by the context, references in this prospectus to “Ranger,” “we,” “our,” “us” and “Company” refer to Ranger Energy Services, Inc., a Delaware corporation, together with its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the shares of Class A Common Stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov.
We also make available, free of charge, on our website at https://www.rangerenergy.com/ all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and the Class A Common Stock offered under this prospectus and may be obtained from the SEC or us, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on April 30, 2025, July 29, 2025, and November 10, 2025 respectively;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2025;
•our Current Reports on Form 8-K filed with the SEC on March 3, 2025 (excluding any information furnished and not filed), April 29, 2025 (excluding any information furnished and not filed), May 14, 2025, July 28, 2025 (excluding any information furnished and not filed), July 30, 2025, September 24, 2025, November 10, 2025, November 10, 2025 (excluding any information furnished and not filed), January 20, 2026, and February 3, 2026; and
•the description of our capital stock contained in our Registration Statement on Form 8-A, dated August 8, 2017 and any amendment or report filed with the SEC for the purposes of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Ranger Energy Services, Inc.
Attention: Corporate Secretary
10350 Richmond Avenue, Suite 550,
Houston, Texas 77042
(713) 935-8900

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

THE COMPANY
Overview
Ranger is a provider of onshore high specification well service rigs, wireline services, and additional processing solutions and ancillary services in the United States (“U.S.”). We provide an extensive range of well site services to leading U.S. E&P companies that are fundamental to establishing and maintaining the flow of oil and natural gas throughout the productive life of a well.
Our service offerings consist of well completion support, workover, well maintenance, wireline, other complementary services, as well as well installation, commissioning and operating of modular equipment, which are conducted in three reportable segments, as follows:
•High Specification Rigs. Provides high specification well service rigs to facilitate operations throughout the lifecycle of a well.
•Wireline Services. Provides services necessary to bring and maintain a well on production and consists of our completion, production and pump down service lines.
•Processing Solutions and Ancillary Services. Provides complementary services often utilized in conjunction with our High Specification Rigs and Wireline Services segments. These services primarily include equipment rentals, coil tubing, plug and abandonment, and processing solutions.
•Other. Other represents costs not allocable to the reporting segments and includes corporate general and administrative expense and depreciation of corporate furniture and fixtures, amortization, impairments and other items similar in nature.

The Company’s operations take place in most of the active oil and natural gas basins in the U.S., including the Permian Basin, Denver-Julesburg Basin, Bakken Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast, South Central Oklahoma Oil Province and Sooner Trend, Anadarko Basin, and Canadian and Kingfisher Counties plays.
Corporate Information
Our principal executive offices are located at 10350 Richmond Avenue, Suite 550, Houston, Texas 77042, and our telephone number at that address is (713) 935-8900. Our website address is www.rangerenergy.com. Information contained on our website does not constitute a part of this prospectus.
For additional information about the Company, please read the documents listed under the heading “Where You Can Find More Information; Incorporation by Reference.”

RISK FACTORS
Investment in shares of our Class A Common Stock involves a number of risks.  There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, along with any risk factors contained in our quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, future prospects, financial condition or operating results and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, business strategy, plans, goals and objectives, and other statements that are not historical facts. These statements constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.
Forward-looking statements reflect our current beliefs and expectations and are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Forward-looking statements are only made as of the date of this prospectus or any accompanying prospectus supplement, or if earlier, as of the date they were made, and we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.
The following, together with disclosures under “Risk Factors” above, sets forth certain risks and uncertainties relating to our forward-looking statements that may cause actual results to be materially different from our present expectations or projections:
•reductions in capital spending by participants in the oil and natural gas industry;
•volatility of oil and natural gas prices, as well as fuel conservation measures, impacting the supply and demand for oil and natural gas;
•capital expenditures for new equipment as we grow our operations and capital expenditures resulting from environmental initiatives, new regulatory requirements, and advancements in oilfield services technologies;
•intense competition (including as to pricing) that may cause us to lose market share and could negatively affect our ability to market our services and expand our operations;
•reduced demand for our services, including as a result of fuel conservation measures and resulting reduction in demand for oil and natural gas;
•difficulties we may have managing the growth of our business, including through potential future acquisitions and mergers, and effectively financing and integrating any acquired businesses;
•customer concentrations and reliance upon a few large customers that may adversely affect our revenue and operating results;
•increasing competition for workers, as well as labor shortages, and challenges to our ability to attract, hire, and retain qualified and skilled employees;
•unsatisfactory safety performance may negatively affect our current and future customer relationships, and to the extent we fail to retain existing customers or attract new customers, adversely impact our revenue;
•accidents, blowouts, explosions, craterings, fires, oil spills and releases of drilling, completion or fracturing fluids or hazardous materials or pollutants into the environment;
•claims, including personal injury and property damages;
•federal and state legislative and regulatory initiatives that could result in increased costs and additional operating restrictions or delays, as well as adversely affect demand for our support services;
•environmental and occupational health and safety laws and regulations that may expose us to significant costs and liabilities;

•risks arising from climate change, and increased attention and proposed and future requirements relating to sustainability, environmental, social, and governance (“ESG”) matters and conservation measures may adversely impact our or our customers’ businesses;
•seasonal weather conditions, severe weather events and natural disasters that could severely disrupt normal operations and harm our business;
•cybersecurity and data privacy risks, including interruptions, failures or attacks in our information technology system;
•interest rate risk as a result of our revolving credit facility and financing agreement to fund operations;
•certain restrictions under the terms of our Wells Fargo Revolving Credit Facility (as defined below) may limit our future ability to pay cash dividends;
•liquidity and access to capital that could result in challenges and vulnerabilities associated with our ability to secure the necessary financial resources to support our operations, growth, and strategic initiatives;
•potential challenges, uncertainties, and risks associated with the rapid development and adoption of new technologies that could displace our existing asset base or impact traditional oil and gas operations, including automation, artificial intelligence, and renewable energy solutions;
•sufficiency of our insurance program to adequately protect against potential risks and liabilities;
•commodity price risk due to fluctuations in the prices of oil and natural gas, and resulting impacts on the activity levels of our exploration and production (“E&P”) customers;
•the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs, on our industry and commodity prices;
•credit risk associated with our trade receivables;
•general economic conditions or a weakening of the broader energy industry, including as a result of inflation or recession; and
•risks related to our ownership and capital structure.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we currently do not expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this report as anticipated, believed, estimated, expected, intended, planned or projected.
Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information; Incorporation by Reference.” These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance, or achievements. All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above.

USE OF PROCEEDS
We will not receive any of the proceeds from the resale of shares of our Class A Common Stock offered by this prospectus by the selling stockholder. The selling stockholder will receive all of the proceeds of any sale.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is based upon the Company’s amended and restated certificate of incorporation (“Certificate of Incorporation”), the Company’s amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Company’s Certificate of Incorporation and Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Company’s Certificate of Incorporation and Bylaws.
Authorized Capital Stock
The authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B common stock, $0.01 par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share. As of January 29, 2026, we had 23,550,288 shares of Class A Common Stock and no shares of Class B Common Stock outstanding, and no shares issued and outstanding of preferred stock. As of January 29, 2026, the Company had one class of securities registered under Section 12 of the Exchange Act: Class A Common Stock.
Class A Common Stock
Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors. Except as described below or as required by law, all matters to be voted on by stockholders must be approved by the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Subject to the rights of holders of any preferred stock, directors shall be elected by a plurality of votes validly cast in such director election. Non-binding advisory matters with more than two possible vote choices require the affirmative vote of a plurality of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter.
Dividend Rights. Holders of shares of our Class A Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A Common Stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters. The shares of Class A Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A Common Stock.
Preferred Stock
    Under our Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, as may be stated and expressed in any resolution or resolutions adopted by our board of directors providing for the issuance of such series as may be permitted by the Delaware General Corporation Law (“DGCL”), including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our stockholders.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may restrict dividends on our common stock, dilute the voting power of our common stock or subordinate the liquidation rights of our common stock.
The board of directors approved a Certificate of Designation of Preferences, Powers, Preferences and Rights relating to the Series A Convertible Preferred Stock, providing for the authorization and issuance of 6,000,001 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) in connections with the entry into that certain Securities Purchase Agreement, by and between the Company and the purchasers thereof, dated September 10, 2021. The Series A Preferred Stock automatically converted into shares of the Company’s Class A Common Stock, on April 18, 2022, upon effectiveness of a registration statement filed on Form S-1 by the Company on March 31, 2022 (File No. 333-264037).
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer; a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•the transaction is approved by the board of directors before the date the interested stockholder attained that status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A Common Stock.
Provisions in our Certificate of Incorporation and Bylaws:
•establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;
•provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;
•provide that the authorized number of directors may be changed only by resolution of the board of directors;
•provide that, after our legacy investors, including CSL Capital Management, LLC (“CSL”) and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by stockholders holding a majority of the outstanding shares entitled to vote);
•provide that, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;
•provide that, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then-outstanding shares of stock entitled to vote thereon;
•provide that, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, special meetings of our stockholders may only be called by the board of directors;
•provide, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors that may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;
•provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, CSL and its affiliates and that they have no obligation to offer us those investments or opportunities; and
•provide that our Bylaws can be amended by the board of directors.

Registration Rights
On November 7, 2025, we entered into that certain Membership Interest Purchase Agreement (the “AWS MIPA”) with American Well Holdings, LLC, pursuant to which we acquired 100% of the ownership interests of American Well Intermediate Holdings, LLC, a Texas limited liability company (“AW Intermediate”) and the sole owner of 100% of the ownership interests of American Well Services, LLC, a Texas limited liability company (collectively with AW Intermediate, “AWS” and the acquisition, the “AWS Acquisition”). AWS operates a fleet of high specification rigs and complimentary supporting equipment primarily within the Permian Basin. We issued 1,998,401 shares of our Class A Common Stock as part of the consideration in the AWS Acquisition. Pursuant to the AWS MIPA, we agreed, among other things, to file with the SEC a shelf registration statement registering for resale the shares of our Class A Common Stock issued as consideration in connection with the closing of the AWS Acquisition. We are filing this registration statement pursuant to our obligations under the AWS MIPA. Pursuant to the AWS MIPA, we will pay all registration expenses in connection with this registration statement.
Listing
Our Class A Common Stock is traded on the New York Stock Exchange under the trading symbol “RNGR”.
Transfer Agent
The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER
This prospectus relates to the offer and resale from time to time of up to 1,998,401 shares of our Class A Common Stock by the selling stockholder identified in the table below, who we refer to in this prospectus as the “selling stockholder” and its transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholder identified below may currently hold or acquire at any time shares of our Class A Common Stock in addition to those offered hereby.
We are registering these 1,998,401 shares of our Class A Common Stock for resale by the selling stockholder named below pursuant to the AWS MIPA, which we entered into to effect the AWS Acquisition. For additional information regarding the AWS MIPA, see “Description of Capital Stock—Registration Rights.”
We are registering the above-referenced shares to permit the selling stockholder to resell or otherwise dispose of the shares in the manner contemplated under section titled “Plan of Distribution” herein.
The following table sets forth information concerning the shares of Class A Common Stock that may be offered from time to time by the selling stockholder. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholder on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholder may change over time. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling stockholder. The registration of our shares of Class A Common Stock does not necessarily mean that the selling stockholder will sell all or any of the shares of Class A Common Stock pursuant to this prospectus. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below.
To our knowledge, the selling stockholder does not hold any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years prior to the date of this prospectus other than as a result of the ownership of our securities.
The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. Except as indicated by the footnote below, we believe, based on information furnished to us, that the selling stockholder listed below has sole voting and investment power with respect to the indicated shares of Class A Common Stock.

	Shares Beneficially Owned before this Offering			Shares Beneficially Owned after this Offering(1)
Name of Selling Stockholder	Number	Percentage(2)	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number	Percentage
American Well Holdings, LLC(3)	1,998,401	8.49	1,998,401	-	-
Total	1,998,401	8.49	1,998,401	-	-

(1)	Assumes the selling stockholder will sell all of its shares of our Class A Common Stock offered pursuant to this prospectus and no further acquisitions or other dispositions of shares by the selling stockholder.
(2)	As of January 29, 2026, there were 23,550,288 shares of our Class A Common Stock outstanding.
(3)	American Well Holdings, LLC is the direct owner of a total of 1,998,401 shares of our Class A Common Stock. American Well Holdings, LLC is substantially owned by APE IV AWS, LLC, which is a wholly owned subsidiary of American Energy Management, LLC (“AEM”). AEM is managed by APE IV Management, LLC and ultimately owned by Argonaut Private Equity Fund IV, LP and Argonaut Private Equity Fund IV-A, LP (the “Argonaut Funds”). The Argonaut Funds are each controlled by their general partner, Argonaut Fund IV GP, LP (“Argonaut GP”). Argonaut GP is controlled by its general partner, BW Investment Management, Inc. Steve Mitchell is the president and CEO of BW Investment Management. Each of the Argonaut Funds, Argonaut GP, BW Investment Management, Inc., and Steve Mitchell may be deemed to be beneficial owners of the shares of Class A Common Stock held by American Well Holdings, LLC and each of them disclaim any such beneficial ownership except to the extent of their pecuniary interest therein. The business address of each of the aforementioned parties is 7030 S. Yale Avenue, Suite 810, Tulsa, Oklahoma.

PLAN OF DISTRIBUTION
The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Class A Common Stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:
•underwritten transactions;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through brokers, dealers or underwriters that may act solely as agents;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•distributions to the selling stockholder’s employees, partners, members or stockholders;
•through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of disposition; and
•any other method permitted pursuant to applicable law.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Class A Common Stock covered by this prospectus.
There can be no assurance that the selling stockholder will sell all or any of the shares of Class A common stock offered by this prospectus. In addition, the selling stockholder may sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of Class A Common Stock from time to time under this prospectus, or under a supplement or amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
To the extent necessary, the specific terms of the offering of shares of Class A Common Stock, including the specific shares to be sold, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a prospectus supplement or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling stockholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of Class A Common Stock from the selling stockholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a prospectus supplement or a post-effective amendment to this registration statement of which this prospectus forms a part.
The selling stockholder also may transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of Class A Common Stock or interests in shares of Class A Common Stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of Class A Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholder shall not be deemed to be underwriters solely as a result of its participation in this offering). In such event, any profits realized by the selling stockholder or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.
In connection with an offering of Class A Common Stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the shares of Class A Common Stock offered under this prospectus supplement. As a result, the price of the shares of Class A Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, the NASDAQ Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.
The aggregate proceeds to the selling stockholder from the sale of the Class A Common Stock offered by it will be the purchase price of the Class A Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (a) such time as all of the shares covered by this prospectus have been sold or transferred, (b) such time as the shares cease to be “registrable securities” as such term is defined in the AWS MIPA, and (c) three years from November 7, 2025.

LEGAL MATTERS
The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by King & Spalding LLP.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$4,211.44
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers
Our Certificate of Incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our Certificate of Incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Furthermore, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.
Our Bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.
We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.
Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1
Amended and Restated Certificate of Incorporation of Ranger Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-38183) filed with the Commission on August 22, 2017)

3.2
Amended and Restated Bylaws of Ranger Energy Services, Inc. adopted October 26, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-38183) filed with the Commission on October 31, 2023)

4.1	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (File No. 001-38183) filed with the Commission on August 22, 2017)
4.2	Stockholders’ Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (File No. 001-38183) filed with the Commission on August 22, 2017)
5.1*	Opinion of King & Spalding LLP
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

* Filed herewith

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i)(A), (a)(i)(B) and (a)(i)(C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(v) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 3, 2026.

RANGER ENERGY SERVICES, INC.
By:	/s/ Stuart N. Bodden Stuart N. Bodden President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints, jointly and severally, Stuart N. Bodden and Melissa K. Cougle, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stuart N. Bodden	President, Chief Executive Officer and Director	February 3, 2026
Stuart N. Bodden	(principal executive officer)

/s/ Melissa K. Cougle	Chief Financial Officer	February 3, 2026
Melissa K. Cougle	(principal financial and accounting officer)

/s/ Michael Kearney	Chairman of the Board	February 3, 2026
Michael Kearney

/s/ Krishna Shivram	Director	February 3, 2026
Krishna Shivram

/s/ Carla Mashinski	Director	February 3, 2026
Carla Mashinski

/s/ Sean Woolverton	Director	February 3, 2026
Sean Woolverton